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                               SUBLEASE AGREEMENT

     This Sublease Agreement ("Sublease") is made and entered this 5th day of February 1996, by and between Boehringer Mannheim, an Indiana corporation, with its principal offices at 9115 Hague Road, Indianapolis, Indiana ("SUBLANDLORD"), and SSE Technologies, a Delaware corporation with its principal business offices at 47823 Westinghouse Drive, Fremont, California 94539 ("SUBTENANT").

                                    RECITALS

     A. Whereas, Warms Springs Associates II hereinafter called "MASTER LANDLORD", and SUBLANDLORD have entered into that certain Lease Agreement dated February 13, 1989 as amended by that certain First Amendment, hereinafter ("Master Lease"), a copy of which is attached hereto as Exhibit A, pursuant to which SUBLANDLORD has leased from MASTER LANDLORD a building ("Building") and other real property ("Property") located at 48431 Milmont Drive, Fremont, California 94538.

     B. Whereas, SUBLANDLORD desires to lease to SUBTENANT a portion of the Building leased by MASTER LANDLORD to SUBLANDLORD, and SUBTENANT desires to lease a portion of the Building from SUBLANDLORD.

     C. Whereas, MASTER LANDLORD desires to consent to the Sublease by executing the "Consent of Master Landlord" provision at the end of this Sublease, or by the execution of MASTER LANDLORD's standard Consent to Sublease agreement by all of the Parties hereto, whereby Master Landlord otherwise agrees and acknowledges said Sublease Agreement between SUBTENANT and SUBLANDLORD.

     THEREFORE, SUBLANDLORD AND SUBTENANT agree as follows:

     1. Premises. Subject to the terms, conditions and covenants set forth in this Sublease, SUBLANDLORD hereby leases to SUBTENANT and SUBTENANT hereby leases from SUBLANDLORD, approximately 3550 square feet in the Building commonly known as the northwest corner of 47829 Westinghouse Drive ("Premises"). The Premises are shown on attached Exhibit B, which by this reference is incorporated herein.

     2. Term. This Sublease shall commence on February 5, 1996 and end on May 4, 1999 ("Term"), unless sooner terminated by breach of the terms and conditions of this Sublease.

     3. Rent. SUBTENANT shall pay to SUBLANDLORD all Basic Rent for the Premises according to the following schedule:

     MONTHS         BASIC MONTHLY RENTAL
----------------    --------------------
2/5/96 - 5/4/96            $3,676
5/5/96 - 5/4/97            $2,308
5/5/97 - 5/4/98            $2,322
5/5/98 - 5/4/99            $2,335

     All such Basic Rent shall be payable in advance on the first day of each calendar month during the Term. SUBTENANT shall deposit with SUBLANDLORD upon execution of this Sublease the sum of three thousand six hundred and seventy-six Dollars ($3,676) as Basic Rent for the first month that Basic Rent is due under this Sublease, namely February 5, 1996 through March 4, 1996. In addition to said Basic Rent Subtenant shall pay its pro rata share of all charges, costs and expense obligations defined as Additional Rent as set forth in Paragraph 12.2 of said MASTER LEASE. The current charge for additional rent is $471 per calendar month. This amount will be adjusted as the amount paid by the SUBLANDLORD is adjusted. All Basic and Additional Rent ("Rent") shall be paid to SUBLANDLORD at its address indicated below:

                        Boehringer Mannheim Corporation
                              48431 Milmont Drive
                           Fremont, California 94538.

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     Rent shall be payable without notice or demand and without any deduction, offset, or abatement. Rent payable for any portion of a calendar month shall be a pro rata portion of the installment payable for a full calendar month.

     4. Late Charge. SUBTENANT shall pay to SUBLANDLORD as Additional Rent, a late charge equal to five percent (5%) of any installment of Basic Rent which is not received by SUBLANDLORD within ten (10) days after the due date for such installment.

     5. Use. Subtenant shall use the Premises only for general offices, research and development, light manufacturing, storage and for no other purposes. SUBTENANT shall not permit the Premises or any part thereof to be used for any purpose or use in violation of any law or ordinance, or of the regulation of any governmental authority, or in any manner that will constitute a nuisance. SUBTENANT shall not allow any use in violation of any existing restriction on the Premises. SUBTENANT shall conform its use of the Premises in every respect to all laws, statutes, ordinances, and regulations now enforced or hereafter enacted affecting the use of occupancy of the Premises.

     6. Acceptance of Premises. SUBTENANT acknowledges that the Premises contain certain existing tenant improvements with which SUBTENANT is familiar. SUBTENANT agrees the its act of taking possession of the Premises will constitute its acknowledgement and acceptance that the Premises are in rentable and good condition. SUBTENANT acknowledges and hereby agrees that subject only to SUBLANDLORD's completion those certain Interior Improvements defined in
SECTION 10.1 herebelow, Subtenant is Subleasing the Subject Premises strictly on an "as is" basis, and that SUBLANDLORD makes no representation or warranties relating to the suitability of the Premises for SUBTENANT's intended use or whether said Premises are in compliance with all applicable building codes, governmental laws, statutes, ordinances and regulations (e.g. ADA and Title 24 statutes and laws).

     7.Incorporation of Master Lease, Assumption, Termination of Master Lease

          7.1 This Sublease is expressly subject and subordinate to the terms and conditions of "The Master Lease" attached hereto as Exhibit A. All terms and conditions of the Master Lease are incorporated herein and are deemed a part of this Sublease. References to Landlord and Tenant in the Master Lease shall, for purposes of this Sublease, be deemed to refer to both MASTER LANDLORD and SUBLANDLORD, and SUBTENANT, respectively.

          7.2 Except as otherwise provided herein, SUBTENANT hereby expressly assumes and agrees to perform and comply with all obligations required to be kept or performed by SUBLANDLORD pursuant to the provisions of the Master Lease. SUBTENANT shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease. SUBTENANT agrees to indemnify, defend, hold harmless SUBLANDLORD from any and all claims, damages, costs, and expenses (including reasonable attorney's fees) with respect to SUBTENANT's non performance or non observance of any such term and condition.

          7.3 If the Master Lease is terminated, this Sublease shall terminate simultaneously and the SUBLANDLORD and SUBTENANT shall thereafter be released from all obligations under this Sublease, and SUBLANDLORD shall refund to SUBTENANT any unreturned Rent paid in advance, except as otherwise provided in this Sublease.

     8. Utilities/Services. SUBTENANT shall obtain, contract for, and pay 100% of all expenses relating to its personal electronic communications, data and telephone services, its private security systems, trash, and janitorial services provided to the SUBTENANT's Premises.

     9. Obligations of SUBLANDLORD. SUBLANDLORD agrees to maintain the Master Lease during the Term of this Sublease, subject, however, to any termination of the Master Lease without the fault of SUBLANDLORD. SUBLANDLORD agrees to comply with or perform all of its obligations under the Master Lease that SUBTENANT has not assumed under this Sublease. Provided, however, SUBLANDLORD, does not assume the obligations required to be kept or performed by the MASTER LANDLORD under the Master Lease.

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     10. Alterations, Additions or Improvements.  Except as otherwise provided for in The Master Lease, SUBTENANT shall not make any alterations, additions or improvements on or to the Premises without first obtaining the written consent of SUBLANDLORD, which SUBLANDLORD may withhold in its absolute and sole discretion. All permitted alterations, additions and improvements shall be made at the sole expense of SUBTENANT, and unless SUBTENANT is otherwise notified in writing to remove or repair same upon expiration of the Sublease term, said alterations, additions and improvements shall remain on and be surrendered with the Premises as part thereof at the termination of this Sublease. SUBTENANT shall keep the Premises free and clear from all liens arising out of any work performed, materials furnished or obligations incurred by SUBTENANT.

          10.1 SUBTENANT's Alterations. Anything to the contrary contained herein notwithstanding, SUBLANDLORD grants SUBTENANT, permission to make a 5 foot x 9 foot opening in the shear wall, separate the utilities and close off various doors and windows which connect the area between the SUBLANDLORD and SUBTENANT.

     11. Signs. SUBTENANT shall not be entitled to place or install any signs on or about the subject Premises without obtaining SUBLANDLORD's prior written consent, which may be given or withheld in SUBLANDLORD's sole discretion.

     12. Hazardous Materials. Notwithstanding anything contained in Paragraph 47 of the Master Lease, SUBTENANT shall not be entitled to use or store any Hazardous Materials or Substances on or about the Subject Premises without first obtaining the express written consent of SUBLANDLORD, which may be given or withheld in SUBLANDLORD's absolute and sole discretion.

     13. Consent of Master Landlord. This sublease is made and entered into with the full knowledge and agreement of MASTER LANDLORD, who consented to this sublease by executing an Amendment to the Master Lease on January 5, 1996.

     IN WITNESS WHEREOF, the parties have executed this Sublease Agreement on the date indicated below.
                                          SSE Technologies, Inc., a Delaware
                                          corporation

                                          --------------------------------------
                                          ("SUBTENANT")

                                          By: /s/ FRED C. TOOMBS
                                          --------------------------------------

                                          By: Fred C. Toombs

                                          --------------------------------------

                                          Date: 2/26/96

                                          --------------------------------------

                                                                 , a corporation

                                          --------------------------------------
                                          ("SUBLANDLORD")

                                          By:

                                          --------------------------------------

                                          By:

                                          --------------------------------------

                                          Date:

                                          --------------------------------------

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